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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of Trico Marine Services, Inc. on Form S-8 (SEC File Nos. 333-07149 and 333-44221) of our reports dated February 19, 1998, on our audits of the consolidated financial statements and financial statement schedule of Trico Marine Services, Inc. and Subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.

New Orleans, Louisiana
March 24, 1998